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                                                                      EXHIBIT n.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated March 21, 2003, relating to the statement of net assets of the Nicholas-Applegate Convertible and Income Fund as of March 19, 2003. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


Pricewaterhouse Coopers LLP
New York, New York
March 21, 2003